Exhibit 99.1

News Release

Mikros Systems Corporation Announces Results for the Year Ended December 31, 2009

Princeton, NJ /PRNewswire-FirstCall/ March 31, 2010 – Mikros Systems Corporation (OTCBB: MKRS) today announced its financial results for the year ended December 31, 2009.

Mikros reported revenues for 2009 of $2,420,001 and net income of $31,777.  Although these amounts represent a decrease from 2008, during 2009 the Company was awarded more than $2.4 million in new contracts.  In addition, during the first quarter of 2010, the Company announced the award of a major indefinite delivery, indefinite quantity (IDIQ) contract from the US Navy valued at $26 million for the Company’s Adaptive Diagnostic Electronic Portable Testset (ADEPT) product.  Mikros has generated initial orders under this contract for 27 units and accessories valued at $2.3 million.  Based on current backlog, the recent IDIQ contract for ADEPT units, and outstanding bids, Mikros expects revenue to increase in 2010 and future periods.

Mikros derives most of its revenues from contracts directly with the US government.  Throughout 2009, the Company experienced significant delays in the award of the ADEPT contract.  These delays were the primary reason revenues for 2009 were lower than expected.  The company effectively managed its expenses throughout the year, earned important new contracts on other programs, and generated subcontracts from several new customers.  As a result, the Company finished 2009 without incurring any additional debt or significantly impacting its cash position, leaving it well positioned to execute and deliver the initial ADEPT orders on time and on budget.

“We begin 2010 with the award of a significant IDIQ contract for ADEPT”, stated Tom Meaney, Mikros President. “Over the past several years, everyone at Mikros has put a lot of energy and focus into making this award a reality.  We are very pleased the US Navy has selected this important technology for use on its most advanced ships.  We believe this contract can serve as the launching pad for several new areas of business growth, including additional development and sales of the ADEPT product for other uses within US and International defense, homeland security, and federal agencies.”

The contract award from the US Navy for ADEPT is expected to add $4-5 million to the Company’s annual revenues for the next 5 years.  This includes additional orders for ADEPT units, as well as engineering services for support and future development efforts. In order to support this growth, the company anticipates hiring additional employees at its engineering facilities in Fort Washington, PA and its manufacturing and support center in Largo, FL.

Mikros engineers also continue to advance development on the Network Vulnerability to Electronic Attack (NVEA) application for Naval Air Warfare Center, Weapons Division (NAWCWD), located in China Lake, CA.  These efforts have resulted in a new contract award in December 2009 valued at $750,000.  The technical objective of this project is to develop simulation models that can be used to predict the performance of data links in a jamming environment.  These models can be integrated with larger simulation efforts and joint exercises between US and international allies.  The Company anticipates continued funding for future development and integration efforts in this area.

Mikros also continues to generate incremental business from the expertise gained during the development of wireless network planning tools for the US Navy.  For example, in 2009, the Company was selected to team up with a large defense prime contractor on a major Navy communications program.  The recent selection of this defense contractor as one of two winning prime contractors for this program is anticipated to result in meaningful future subcontract work for Mikros.

Mikros has also partnered with Ericsson to deliver mobile cellular systems to government markets. Mikros is continuing to pursue applications of this technology with the US Navy, Marine Corps, and National Guard, with the objective of generating future contract awards for systems integration and logistics work in this area.

Mikros continues its relationship with Ocean Power Technologies to develop autonomous buoy-based systems powered by ocean waves for the government markets.  These buoys have application in vessel detection and other maritime surveillance activities. Mikros foresees continued interest in this technology by the Navy surface and undersea warfare community, as well as homeland security organizations, and is currently marketing this technology for targeted opportunities.

The Company will host an audio webcast to review its 2009 results, project status, and related matters on April 19, 2010 at 10:00 a.m. Eastern Time (3:00 p.m. GMT). Tom Meaney, President, will host the webcast. Additional information on how to access this event will be made available to the public the morning of the webcast.

Additional information regarding the company’s 2009 financial data may be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 filed with the U.S. Securities and Exchange Commission.  The Form 10-K may be accessed at www.sec.gov or at the Company's website at www.mikrossystems.com.

Important Information about Forward-Looking Statements:  All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as "anticipates," "believes," "could," "expects," "intends," "may," "should" and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company's actual results, events or financial positions to differ materially from those included within the forward-looking statements. Such factors include, but are not limited to, changes in business conditions, changes in our sales strategy and product development plans, changes in the marketplace, decline in or a redirection of the U.S. defense budget, continued services of our executive management team, our limited marketing experience, competition between us and other companies seeking SBIR grants, competitive pricing pressures, market acceptance of our products under development, delays in the development of products, statements of assumption underlying any of the foregoing, and other factors disclosed in our annual report on Form 10-K for the year ended December 31, 2009 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements to reflect events or circumstances after the date hereof.

About Mikros

Mikros Systems Corporation is an advanced technology company specializing in the research and development of electronic systems technology primarily for military applications.  Classified by the U.S. Department of Defense as a small business, its capabilities include technology management, electronic systems engineering and integration, radar systems engineering, combat/command, control, communications, computers and intelligence systems engineering, and communications engineering.  Mikros’ primary business is to pursue and obtain contracts from the Department of Homeland Security, U.S. Navy, and other governmental authorities.  For more information on Mikros visit: www.mikrossystems.com

Source: Mikros Systems Corporation

CONTACT:  Thomas J. Meaney - (609) 987-1513

MIKROS SYSTEMS CORPORATION
BALANCE SHEET

	DECEMBER 31,	DECEMBER 31,
	2009	2008
Current assets

Cash and cash equivalents	$430,133	$508,530

Investment securities (Note 2)	50,000	100,000

Receivables on government contracts (Note 2)	416,865	169,766

Other current assets	42,075	32,483

Total current assets	939,073	810,779

Patents and trademarks (Note 2)	5,383	5,383

Less: accumulated amortization	(1,099)	(760)
	4,284	4,623
Property and equipment (Note 2)

Equipment	28,175	14,625

Furniture & fixtures	9,264	9,264
	37,439	23,889

Less: accumulated depreciation	(19,900)	(15,235)

Property and equipment, net	17,539	8,654

Deferred tax assets (Note 4)	26,000	18,000

Total assets	$986,896	$842,056

(Continued)

See Notes to Financial Statements

 MIKROS SYSTEMS CORPORATION
BALANCE SHEET
 (continued)

	DECEMBER 31,	DECEMBER 31,
	2009	2008
Current liabilities

Accrued payroll and payroll taxes	$98,864	$98,193
Accounts payable and accrued expenses	236,783	158,234
Other current liabilities	6,154	-

Total current liabilities	341,801	256,427

Long-term liabilities	-	11,170

Total liabilities	341,801	267,597

Redeemable series C preferred stock
par value $.01 per share, authorized 150,000 shares, issued
and outstanding 5,000 shares (involuntary liquidation value - $80,450)	80,450	80,450

Shareholders' equity
Preferred stock, series B convertible, par value $.01 per share, authorized 1,200,000 shares, issued and outstanding 1,102,433
shares (involuntary liquidation value - $1,102,433)	11,024	11,024

Preferred stock, convertible, par value $.01 per share, authorized
2,000,000 shares, issued and outstanding 255,000 shares
(involuntary liquidation value - $255,000)	2,550	2,550

Preferred stock, series D, par value $.01 per share, 690,000 shares authorized, issued and outstanding (involuntary liquidation value
-$1,518,000)	6,900	6,900

Common stock, par value $.01 per share, authorized 60,000,000 shares,
issued and outstanding 31,766,753 shares	317,668	317,668

Capital in excess of par value	11,507,521	11,468,662

Accumulated deficit	(11,281,018)	(11,312,795)

Total shareholders' equity	564,645	494,009

Total liabilities and shareholders' equity	$986,896	$842,056

See Notes to Financial Statements